NetSol Technologies Announces Fourth Quarter and Full Fiscal Year 2016 Financial Results

●	Total Net Revenues Increased 24% Year-Over-Year for the Fourth Quarter and 26% for the Full Fiscal Year 2016

●	GAAP Diluted EPS of $0.19 for the Fourth Quarter and $0.32 for the Full Fiscal Year 2016

●	Adjusted EBITDA of $4.1 Million for the Fourth Quarter and $10.1 Million for the Full Fiscal Year 2016

●	Company Provides Fiscal Year 2017 Guidance

- Conference Call Scheduled for Today at 9 a.m. ET (6 a.m. PT) -

CALABASAS, Calif. – September 15, 2016 – NetSol Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider to the Asset Finance and Leasing industry, today announced financial results for the fourth quarter and fiscal year ended June 30, 2016.

Fiscal 2016 Fourth Quarter Financial Results

Total net revenues for the fourth quarter of fiscal 2016 were $19.1 million, an increase of 24% from the prior year period.

●	Total license fees were $4.2 million, compared with $1.4 million in the prior year period.

●	Total maintenance fees were $3.8 million, compared with $3.4 million in the prior year period.

●	Total services revenues were $11.0 million, compared with $10.6 million in the prior year period.

Gross profit for the fourth quarter of fiscal 2016 more than doubled to $10.3 million, or 53.9% of net revenues, from $5.0 million, or 32.2% of net revenues, in the fourth quarter of fiscal 2015.

GAAP net income attributable to NetSol for the fourth quarter of fiscal 2016 improved to $2.1 million, or $0.19 per diluted share, compared with a net loss of $0.7 million, or $(0.07) per diluted share, in the fourth quarter of fiscal 2015.

Adjusted EBITDA1 for the fourth quarter of fiscal 2016 was $4.1 million, representing Adjusted EBITDA per diluted share of $0.38, compared with Adjusted EBITDA of $1.9 million, or Adjusted EBITDA per diluted share of $0.18, in the fourth quarter of fiscal 2015. Beginning with the fourth quarter of fiscal 2016, NetSol has revised its calculation of Adjusted EBITDA to exclude the portion of Adjusted EBITDA that is attributable to its subsidiaries that have a minority interest. The company believes this supplemental disclosure provides additional insights to measure the operational performance of its business.

1 The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Fiscal 2016 Full Year Financial Results

Total net revenues for the fiscal year ended June 30, 2016 were a record $64.6 million, representing an increase of 26% from fiscal year 2015.

●	Total license fees were $8.0 million, compared with $6.3 million in the prior fiscal year.

●	Total maintenance fees were $13.7 million, compared with $12.6 million in the prior fiscal year.

●	Total services revenues were $42.9 million, compared with $32.1 million in the prior fiscal year.

Gross profit for fiscal year 2016 increased to $30.8 million, or 47.7% of net revenues, from $17.5 million, or 34.2% of net revenues, for fiscal year 2015.

GAAP net income attributable to NetSol for the fiscal year ended June 30, 2016 improved to $3.4 million, or $0.32 per diluted share, compared with a net loss of $5.5 million, or $(0.57) per diluted share, for fiscal year 2015.

Adjusted EBITDA for the fiscal year ended June 30, 2016 more than tripled to $10.1 million, representing Adjusted EBITDA per diluted share of $0.96, from $3.3 million, or Adjusted EBITDA per diluted share of $0.34, for fiscal year 2015.

At June 30, 2016, cash and cash equivalents were $11.6 million, compared with $14.2 million at June 30, 2015.

The company purchased 1,374,000 shares of NetSol PK common stock for $767,397 during the fiscal year ended June 30, 2016, resulting in an increase in ownership to 67%.

Management Commentary

“We ended fiscal year 2016 on a high note, generating record revenue for the fourth quarter and full-year and exceeding our guidance for both revenue and Adjusted EBITDA. Our results demonstrate solid demand for our solutions and the continued execution of our growth strategy,” said Najeeb Ghauri, CEO of NetSol. “Looking to fiscal 2017, we see meaningful opportunity to continue to grow and scale our client base, and will continue to make additional investments across our business to expand our share in all our markets.”

Naeem Ghauri, President and Head of Global Sales, said, “Continued strong demand in the market, and the investments we have made in our solutions, our services capabilities and in our global team, have contributed to solid growth in our pipeline of new business opportunities compared to the prior year. The momentum we are seeing in our pipeline across all our markets, combined with our current backlog of business including the $100 million-plus NFS Ascent implementation, gives us confidence in our growth prospects for fiscal 2017.”

Fiscal 2017 Financial Outlook

The Company’s financial outlook for the fiscal year ending June 30, 2017 is as follows:

●	Total net revenues of $73 to $75 million for fiscal 2017.

●	Non-GAAP Adjusted EBITDA, net, of $13 to $14 million for fiscal 2017.

Fiscal 2016 Fourth Quarter Conference Call

When:	Thursday September 15, 2016

Time:	9:00 a.m. Eastern Time

Phone:	1-844-868-9327 (domestic)

1-412-317-6595 (international)

Note:	Once connected, please ask to be joined into the NetSol Technologies call.

A replay will be available one hour after the end of the conference call and can be accessed by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the replay access code is 10091540. The replay will be available through Thursday, September 22, 2016.

A live webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following conclusion of the live call, and will be archived for one year.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq:NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of 1,500+ professionals placed in eight strategically located support and delivery centers throughout the world. NFSTM, LeasePakTM, LeaseSoft or NFS AscentTM – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://ir.netsoltech.com/email-alerts.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and adjusted EPS amounts for the full fiscal year and the growing market need for NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Investor Contact

ICR

William Maina

(646) 277-1236

investors@netsoltech.com

NetSol Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of June 30, 2016	As of June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$11,557,527	$14,168,957
Accounts receivable, net of allowance of $492,498 and $524,565	9,691,229	6,480,344
Accounts receivable, net - related party	5,691,178	3,491,899
Revenues in excess of billings	10,493,096	5,251,005
Revenues in excess of billings - related party	804,168	16,270
Other current assets	2,214,628	1,871,040
Total current assets	40,451,826	31,279,515
Long term investment		-
Restricted cash	90,000	90,000
Property and equipment, net	22,774,435	25,119,634
Other assets	842,553	141,150
Intangible assets, net	19,674,033	22,815,467
Goodwill	9,516,568	9,516,568
Total assets	$93,349,415	$88,962,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,962,770	$5,952,561
Current portion of loans and obligations under capitalized leases	4,440,084	3,896,353
Unearned revenues	4,739,214	4,897,327
Common stock to be issued	88,324	88,324
Total current liabilities	15,230,392	14,834,565
Long term loans and obligations under capitalized leases; less current maturities	477,692	487,492
Total liabilities	15,708,084	15,322,057
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 10,713,372 shares issued and 10,686,093 outstanding as of June 30, 2016 and 10,307,826 shares issued and 10,280,547 outstanding as of June 30, 2015	107,134	103,078
Additional paid-in-capital	121,448,946	119,209,807
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(37,323,360)	(40,726,121)
Stock subscription receivable	(783,172)	(1,204,603)
Other comprehensive loss	(18,730,494)	(17,167,100)
Total NetSol stockholders' equity	64,303,629	59,799,636
Non-controlling interest	13,337,702	13,840,641
Total stockholders' equity	77,641,331	73,640,277
Total liabilities and stockholders' equity	$93,349,415	$88,962,334

NetSol Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Year
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Net Revenues:
License fees	$3,090,927	$1,428,520	$6,352,441	$6,328,989
Maintenance fees	3,669,355	3,232,833	13,310,591	12,196,073
Services	7,800,762	8,177,176	32,288,229	24,827,822
License fees - related party	1,131,494	-	1,616,138	-
Maintenance fees - related party	147,363	158,428	365,772	395,951
Services - related party	3,239,592	2,397,951	10,617,022	7,299,743
Total net revenues	19,079,493	15,394,908	64,550,193	51,048,578

Cost of revenues:
Salaries and consultants	5,853,138	6,117,504	21,789,329	19,859,684
Travel	554,885	602,575	2,334,019	2,374,864
Depreciation and amortization	1,507,573	2,822,045	5,926,969	8,336,857
Other	875,943	890,461	3,698,290	3,020,107
Total cost of revenues	8,791,539	10,432,585	33,748,607	33,591,512

Gross profit	10,287,954	4,962,323	30,801,586	17,457,066

Operating expenses:
Selling and marketing	2,226,227	1,673,064	7,823,916	6,092,530
Depreciation and amortization	327,152	437,054	1,225,170	2,006,957
General and administrative	4,573,172	3,055,345	14,965,016	14,208,493
Research and development cost	123,666	84,152	485,783	314,892
Total operating expenses	7,250,217	5,249,615	24,499,885	22,622,872

Income (loss) from operations	3,037,737	(287,292)	6,301,701	(5,165,806)

Other income and (expenses)
Gain (loss) on sale of assets	23,288	9,501	23,930	(64,598)
Interest expense	(68,112)	(1,370)	(264,511)	(166,962)
Interest income	44,710	70,341	161,794	331,432
Loss on foreign currency exchange transactions	(502,867)	135,937	(738,158)	(453,770)
Other income	24,675	58,380	224,931	684,030
Total other income (expenses)	(478,306)	272,789	(592,014)	330,132

Net income (loss) before income taxes	2,559,431	(14,503)	5,709,687	(4,835,674)
Income tax provision	(197,839)	(178,341)	(652,546)	(413,498)
Net income (loss)	2,361,592	(192,844)	5,057,141	(5,249,172)
Non-controlling interest	(272,347)	(514,534)	(1,654,380)	(299,646)
Net income (loss) attributable to NetSol	$2,089,245	$(707,378)	$3,402,761	$(5,548,818)

Net loss per share:
Net income (loss) per common share
Basic	$0.20	$(0.07)	$0.33	$(0.57)
Diluted	$0.19	$(0.07)	$0.32	$(0.57)

Weighted average number of shares outstanding
Basic	10,549,563	10,194,180	10,391,157	9,728,122
Diluted	10,743,241	10,194,180	10,584,835	9,728,122

NetSol Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Year Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$5,057,141	$(5,249,172)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,152,139	10,343,814
Provision for bad debts	237,703	(434,928)
(Gain) loss on sale of assets	(23,930)	64,598
Stock issued for services	1,264,618	1,375,149
Fair market value of warrants and stock options granted	268,591	622,488
Changes in operating assets and liabilities:
Accounts receivable	(3,758,422)	(871,959)
Accounts receivable - related party	(2,564,819)	(1,179,931)
Revenues in excess of billing	(4,987,772)	(2,997,449)
Revenues in excess of billing - related party	(884,738)	(16,281)
Other current assets	(729,359)	580,618
Accounts payable and accrued expenses	558,033	726,700
Unearned revenue	69,851	2,114,635
Net cash provided by operating activities	1,659,036	5,078,282

Cash flows from investing activities:
Purchases of property and equipment	(3,335,921)	(3,558,712)
Sales of property and equipment	986,433	1,102,615
Investment	(555,556)	-
Purchase of subsidiary shares from open market	(767,397)	(577,222)
Net cash used in investing activities	(3,672,441)	(3,033,319)

Cash flows from financing activities:
Proceeds from sale of common stock	64,931	2,294,599
Proceeds from the exercise of stock options and warrants	1,137,480	191,400
Proceeds from exercise of subsidiary options	16,744	12,185
Restricted cash	-	2,438,844
Dividend paid by subsidiary to Non controlling interest	(1,003,853)	(806,937)
Proceeds from bank loans	1,333,406	1,410,313
Payments on capital lease obligations and loans - net	(950,529)	(4,079,174)
Net cash provided by financing activities	598,179	1,461,230
Effect of exchange rate changes	(1,196,204)	(799,931)
Net increase (decrease) in cash and cash equivalents	(2,611,430)	2,706,262
Cash and cash equivalents, beginning of the period	14,168,957	11,462,695
Cash and cash equivalents, end of period	$11,557,527	$14,168,957

NetSol Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net Income (loss) before preferred dividend, per GAAP	$2,089,245	$(707,378)	$3,402,761	$(5,548,818)
Non-controlling interest	272,347	514,534	1,654,380	299,646
Income taxes	197,839	178,341	652,546	413,498
Depreciation and amortization	1,834,725	3,259,099	7,152,139	10,343,814
Interest expense	68,112	1,370	264,511	166,962
Interest (income)	(44,710)	(70,341)	(161,794)	(331,432)
EBITDA	$4,417,558	$3,175,625	$12,964,543	$5,343,670
Add back:
Non-cash stock-based compensation	692,800	411,050	1,533,209	1,997,637
Adjusted EBITDA, gross	$5,110,358	$3,586,675	$14,497,752	$7,341,307
Less non-controlling interest (a)	(1,007,875)	(1,721,389)	(4,356,858)	(4,008,592)
Adjusted EBITDA, net	$4,102,483	$1,865,286	$10,140,894	$3,332,715

Weighted Average number of shares outstanding
Basic	10,549,563	10,194,180	10,391,157	9,728,122
Diluted	10,743,241	10,233,625	10,584,835	9,767,657

Basic adjusted EBITDA	$0.39	$0.18	$0.98	$0.34
Diluted adjusted EBITDA	$0.38	$0.18	$0.96	$0.34

(a) The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$272,347	$514,534	$1,654,380	$299,646
Income Taxes	69,751	104,339	146,450	178,689
Depreciation and amortization	600,763	1,095,632	2,388,098	3,442,235
Interest expense	21,732	10,274	81,189	51,023
Interest (income)	(7,901)	(15,526)	(41,565)	(98,638)
EBITDA	$956,692	$1,709,253	$4,228,552	$3,872,955
Add back:
Non-cash stock-based compensation	51,183	12,136	128,306	135,637
Adjusted EBITDA of non-controlling interest	$1,007,875	$1,721,389	$4,356,858	$4,008,592

From time to time, NetSol may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP adjusted EBITDA per diluted share or Adjusted EBITDA per diluted share” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP adjusted EBITDA per diluted share or Adjusted EBITDA per diluted share is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported GAAP diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and twelve month periods ended June 30, 2016 and 2015 are included in the above table. NetSol’s management believes that Adjusted EBITDA and Adjusted EBITDA per diluted share are helpful as an indicator of the current financial performance of the company. NetSol also adjusts for non-cash items, such as stock-based compensation as we believe excluding these costs provide a useful metric by which to compare performance from period to period. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.